                                  EXHIBIT 4.3

--------------------------------------------------------------------------------


                              AMENDED AND RESTATED
                                   SECURITIES
                               PURCHASE AGREEMENT

                                     Between


                         YES! ENTERTAINMENT CORPORATION,

                           INFINITY INVESTORS LIMITED,

                            FAIRWAY CAPITAL LIMITED,


                                       and

                         CAPPELLO & LAFFER CAPITAL CORP.



                           ---------------------------

                               Dated July 25, 1997

                           ---------------------------




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
                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
SECTION 1.        CERTAIN DEFINITIONS...........................................................................  1
         1.1      Certain Definitions...........................................................................  1

SECTION 2.        PURCHASE OF SECURITIES........................................................................  6
         2.1      Exchange of Securities; Issuance of Securities................................................  6
         2.2      Closing.......................................................................................  6

SECTION 3.        REPRESENTATIONS AND WARRANTIES................................................................  7
         3.1      Representations and Warranties of the Company.................................................  7
         3.2      Representations and Warranties of the Purchasers.............................................. 11

SECTION 4.        OTHER AGREEMENTS OF THE PARTIES............................................................... 13
         4.1      Transfer Restrictions......................................................................... 13
         4.2      Stop Transfer Instruction..................................................................... 14
         4.3      Furnishing of Information..................................................................... 14
         4.4      Copies and Use of Disclosure Materials........................................................ 15
         4.5      Blue Sky Laws................................................................................. 15
         4.6      Integration................................................................................... 15
         4.7      Certain Agreements............................................................................ 15
         4.8      Purchaser Ownership of Common Stock........................................................... 16
         4.9      Listing of Underlying Shares.................................................................. 16
         4.10     Purchaser's Rights if Trading in Common Stock is Suspended or
                  Delisted...................................................................................... 16
         4.11     No Violation of Applicable Law................................................................ 17
         4.12     Repurchase Restrictions....................................................................... 17
         4.13     Legal Opinion................................................................................. 17
         4.14     Notice of Breaches............................................................................ 17
         4.15     Conversion Procedures......................................................................... 18
         4.16     Transfer Agent................................................................................ 18
         4.17     Right of First Refusal........................................................................ 18
         4.18     Restriction on Debt........................................................................... 19
         4.19     Restriction on Short Sales.................................................................... 19
         4.20     Restrictions on Conversion and Sale........................................................... 19

SECTION 5.        MISCELLANEOUS................................................................................. 21
         5.1      Fees and Expenses............................................................................. 21
         5.2      Entire Agreement; Amendments.................................................................. 21
         5.3      Notices....................................................................................... 21
         5.4      Amendments; Waivers........................................................................... 22
         5.5      Headings...................................................................................... 22
         5.6      Successors and Assigns........................................................................ 23

                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                                               PAGE
                                                                                                               ----
         5.7      No Third-Party Beneficiaries.................................................................. 23
         5.8      Governing Law................................................................................. 23
         5.9      Survival...................................................................................... 23
         5.10     Counterpart Signatures........................................................................ 23
         5.11     Publicity..................................................................................... 23
         5.12     Severability.................................................................................. 23
         5.13     Remedies...................................................................................... 24


Exhibit A                  Form of Certificate of Designation
Exhibit B                  Form of 5% Convertible Debenture
Exhibit C                  Form of Registration Rights Agreement
Exhibit D                  Form of Cooley Godward LLP
                           Legal Opinion
Exhibit F                  Conversion Procedures

Schedule 2.2(b)            Debentures, Preferred Stock, Warrants
Schedule 3.1(a)            Company Subsidiaries
Schedule 3.1(c)            Capitalization
Schedule 3.1(f)            Consents and Approvals
Schedule 3.1(g)            Litigation
Schedule 4.20(b)           Ownership Percentages

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT


         THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, dated July 25, 1997 (this "Agreement"), by and among YES! ENTERTAINMENT CORPORATION, a Delaware corporation (the "Company"), INFINITY INVESTORS LIMITED, a corporation organized and existing under the laws of Nevis, West Indies ("Infinity"), FAIRWAY CAPITAL LIMITED, a corporation organized and existing under the laws of Nevis, West Indies ("Fairway" and, together with Infinity, the "Original Purchasers"), and CAPPELLO & LAFFER CAPITAL CORP., a California corporation ("Cappello") (each a "Purchaser," and collectively, the "Purchasers").

         WHEREAS, the Company and the Original Purchasers are parties to that certain Amended and Restated Convertible Debenture and Convertible Preferred Stock Purchase Agreement, dated as of March 18, 1997 (the "March Purchase Agreement"), pursuant to which, among other things, (i) the Company issued and sold to the Original Purchasers an aggregate of $1,566,667 principal amount of the Company's 5% convertible debentures, due January 28, 2000 (collectively, the "March Debentures"), (ii) the Company issued 85,000 shares of its Series A Convertible Preferred Stock (the "Series A Preferred") to the Original Purchasers, and (iii) the Company delivered Common Stock Purchase Warrants exercisable into 300,000 shares of Common Stock (collectively, the "Warrants");

         WHEREAS, subject to the terms of this Agreement the Company and the Original Purchasers desire to amend and restate the March Purchase Agreement, to modify certain terms with respect to the March Debentures and to exchange the Series A Preferred;

         WHEREAS, the Company and the Original Purchasers pursuant to Section
5.4 of the March Purchase Agreement agree to amend the March Purchase Agreement and restate the March Purchase Agreement in its entirety;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


SECTION 1.        CERTAIN DEFINITIONS

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

             "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

             "AGREEMENT EFFECTIVE DATE" shall mean April 30, 1997.

             "APPLICABLE CUMULATIVE CONVERSION PERCENTAGE" is as set forth in
Section 4.20(b)(ii)(A).

             "APPLICABLE CONVERSION PRICE" is as defined in Section 4.20(g).

             "APPLICABLE SALES PERCENTAGE" is as set forth in Section 4.20(b)(ii)(B).

             "APPRAISER" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of national standing retained to determine the Warrant Repurchase Price in accordance with the terms hereof.

             "BNY" means BNY Financial Corporation, 1290 Avenue of the Americas, New York, New York 10104.

             "BNY BANK OBLIGATIONS" means the borrowings and interest due thereon (including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the liquidation, dissolution, assignment for the benefit of creditors, receivership, arrangement, bankruptcy, insolvency or reorganization of the Company regardless of whether such interest is allowable, payable or accruable to BNY in such case, proceeding or other action) under the Receivables Agreement, as the same may from time to time be amended, supplemented, otherwise modified, replaced or refinanced.

             "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York or the State of California are authorized or required by law or other government actions to close.

             "CERTIFICATE OF DESIGNATION" means the Certificate of Designation in the form of Exhibit A attached hereto, which is to be filed by the Company with the Secretary of State of the State of Delaware on or prior to the Closing Date.

             "CLOSING" and "CLOSING DATE" are as defined in Section 2.2(a).

             "COMMISSION" means the Securities and Exchange Commission.

             "COMMON STOCK" means shares now or hereafter authorized of the class of Common Stock, par value $.001 per share, of the Company, stock of any other class into which such shares may hereafter be reclassified or changed and any other equity securities of the Company hereafter designated as Common Stock.

             "CONVERSION DATE" when used in connection with the Debentures shall have the meaning set forth therein, and when used in connection with the Preferred Stock shall have the meaning set forth in the Certificate of Designation.

             "CONVERSION PRICE" when used in connection with the Debentures shall have the meaning set forth therein, and when used in connection with the Preferred Stock shall have the meaning set forth in the Certificate of Designation.

             "CONVERSION RATIO" when used in connection with the Debentures shall have the meaning set forth therein, and when used in connection with the Preferred Stock shall have the meaning set forth in the Certificate of Designation.

             "DEBENTURES" means the Company's 5% Convertible Debentures, due April 30, 2002, in the form attached hereto as Exhibit B, to be issued in accordance with and subject to the terms and conditions hereof and "Debenture" means any of them.

             "DISCLOSURE MATERIALS" means, collectively, the SEC Documents and the Schedules to this Agreement furnished by or on behalf of the Company.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

             "LIEN" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, right of first refusal, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

             "LIQUIDATION PREFERENCE" is as set forth in the Certificate of Designation.

             "MAJOR PURCHASER" is as defined in Section 4.17.

             "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in
Section 3.1(a).

             "OWNERSHIP PERCENTAGE" is as set forth in schedule 4.20(b).

             "PER SHARE MARKET PRICE" When used in connection with the Debentures shall have the meaning set forth therein, and when used in connection with the Preferred Stock or the Underlying Shares shall have the meaning set forth in the Certificate of Designation.

             "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

             "PREFERRED STOCK" means the shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share, with the respective rights, preferences and privileges set forth in the Certificate of Designation.

             "PREPAYMENT DATE" is as defined in the Debenture.

             "PREPAYMENT PRICE" is as defined in the Debenture.

             "PRIVATE PLACEMENT" is as defined in Section 4.17.

             "PRIVATE PLACEMENT NOTICE" is as defined in Section 4.17.

             "RECEIVABLES AGREEMENT" means the Accounts Receivable Management and Security Agreement, dated as of July 31, 1995, among the Company and BNY.

             "REDEMPTION DATE" shall have the meaning set forth in the Certificate of Designation.

             "REDEMPTION PRICE" shall have the meaning set forth in the Certificate of Designation.

             "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement of even date herewith, in the form attached hereto as Exhibit C, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

             "SALES RESTRICTION" is as set forth in Section 4.20(b)(ii)(B).

             "SEC DOCUMENTS" shall have the meaning set forth in Section 3.1(j).

             "SECURITIES ACT" means the Securities Act of 1933, as amended.

             "SHARES" shall have the meaning set forth in Section 2.1(d).

             "SHORT SALES" shall mean any sale of a security which the seller does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller. A person shall be deemed to own a security if:

                    (1) he or his agent is title to it; or

                    (2) he has purchased, or has entered into an unconditional contract, binding on both parties thereto, to purchase it but has not yet received it; or

                    (3) he owns a security convertible into or exchangeable for it and has tendered such security for conversion or exchange; or

                    (4) he has an option to purchase or acquire it and has exercised such option; or

                    (5) he has rights or warrants to subscribe to it and has exercised such rights or warrants, provided, however, that a person shall be deemed to own securities only to the extent that he has a net long position in such securities.

             "SUBSIDIARIES" shall have the meaning set forth in Section 3.1(a).

             "TRADING DAY" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

             "TRANSACTION DOCUMENTS" shall have the meaning set forth in Section 3.1(b).

             "TRANSFER AGENT" shall have the meaning set forth in Section 4.16.

             "UNDERLYING SECURITIES REGISTRATION STATEMENT" means the registration statement contemplated by the Registration Rights Agreement and relating to the Underlying Shares and Warrant Shares.

             "UNDERLYING SHARES" means the shares of Common Stock issuable upon the conversion of the Debentures and the Shares in accordance with their terms and the Certificate of Designation.

             "WARRANT EXERCISE PRICE" means the "Exercise Price" as defined in the Warrants.

             "WARRANT REPURCHASE PRICE" with respect to any Warrant delivered hereunder shall mean (A) if the average Per Share Market Price for the five Trading Days immediately preceding the date of the notice triggering a repurchase hereunder is greater than the Warrant Exercise Price, the product of
(1) the number of shares of Common Stock issuable upon exercise in full of such Warrant (less such number of shares of Common Stock as shall have been previously issued upon conversion of such Warrant) and (2) the average Per Share Market Price for the five Trading Days immediately preceding the date of the notice triggering a repurchase hereunder, less the Warrant Exercise Price; or
(B) if the average Per Share Market Price for the five Trading Days immediately preceding the date of the notice triggering a repurchase hereunder is less than or equal to the Warrant Exercise Price, such amount as is determined in good faith by the Purchasers; provided, however, that, if the Company notifies the Purchasers within 10 Business Days of its receipt of such a valuation by the Purchaser pursuant to clause (B) above that it disagrees with such valuation, within 10 Business Days of such notice, an Appraiser mutually acceptable to each of the Purchasers and the Company shall determine such amount; provided, further, if the Company and the Purchasers fail to appoint such mutually acceptable Appraiser within 10 Business Days of the expiration of such 10 day period, each of the Company and the Purchasers shall appoint an Appraiser, who (within 10 Business Days of such appointment) shall appoint a third Appraiser to determine conclusively the repurchase price for such Warrant, with the fees and disbursements of any such Appraiser being shared equally by the Company and the Purchasers.

             "WARRANTS" shall be as defined in the preamble to this Agreement.

             "WARRANT SHARES" shall have the meaning set forth in Section
3.1(d).


SECTION 2. PURCHASE OF SECURITIES

       2.1 EXCHANGE OF SECURITIES; ISSUANCE OF SECURITIES.

           (a) INFINITY. Subject to the terms and conditions set forth in this Agreement, Infinity shall receive and the Company shall issue and deliver upon surrender by Infinity of the March Debentures and Series A Preferred currently held by it: (i) Debentures in an aggregate principal amount of $1,717,481.83 (the "Infinity Debenture") and (ii) 343,252 shares of Preferred Stock (the "Infinity Preferred Shares").

           (b) FAIRWAY. Subject to the terms and conditions set forth in this Agreement, Fairway shall receive and the Company shall issue and deliver upon surrender by Fairway of the March Debentures and Series A Preferred currently held by it: (i) Debentures in an aggregate principal amount of $190,831.72 (the "Fairway Debenture") and (ii) 38,061 shares of Preferred Stock (the "Fairway Preferred Shares").

           (c) CAPPELLO. Subject to the terms and conditions set forth in this Agreement, Cappello shall receive and the Company shall issue and deliver upon surrender by Cappello of the March Debentures and Series A Preferred currently held by it: (i) Debentures in an aggregate principal amount of $47,707.84 (the "Cappello Debenture") and (ii) 9,533 shares of Preferred Stock (the "Cappello Preferred Shares").


           (d) DEFINITIONS. The Infinity Debenture, Fairway Debenture and Cappello Debenture are sometimes collectively referred to herein as the "Debentures." The Infinity Preferred Shares, Fairway Preferred Shares and Cappello Preferred Shares are sometimes referred to collectively herein as the "Shares." The Shares, Debentures, Warrants, Underlying Shares and Warrant Shares are sometimes collectively referred to as the "Securities."

       2.2 CLOSING.

           (a) The closing of the exchange of the March Debentures and Debentures and of the Series A Preferred and Shares (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, immediately following the execution hereof, or at such other time and/or place as the Purchasers and the Company may agree. The date of the Closing is hereinafter referred to as the "Closing Date".

           (b) At the Closing (A) the Company shall deliver (i) the Debentures and certificates representing the Shares to be issued and delivered to each Purchaser, as specified in Schedule 2.2(b) hereto, to the Persons (or as directed thereby), registered in the names and in the amounts set forth thereon, and (ii) to the Persons entitled thereto, all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement; (B) each Purchaser shall deliver to the Company (i) the March Debentures and Series A Preferred issued to such Purchaser in connection with the closing of the transactions under the March Purchase Agreement and (ii) all documents, instruments and writings required to have been delivered at or prior to the Closing by such Purchaser pursuant to this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES

       3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers as follows:

           (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in the SEC Documents (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not individually or in the aggregate have a material adverse effect on the results of operations, assets, prospects or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

           (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Warrants, the Registration Rights Agreement, the Convertible Debentures and the Certificate of Designation and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Registration Rights Agreement, the Convertible Debentures, the Warrants and the Certificate of Designation are collectively referred to as the "Transaction Documents." The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each Transaction Document has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

           (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in Schedule 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 3.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Convertible Debentures, Shares and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents.

           (d) ISSUANCE OF DEBENTURES, SHARES AND WARRANTS. The Debentures have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their terms free and clear of all Liens. The Shares are duly authorized and, when paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Warrants are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, free and clear of all Liens. The Company has and at all times while the Debentures, Shares and Warrants are outstanding will maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement, the Debentures, the Certificate of Designation and Warrants and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) two times the number of Underlying Shares, assuming in each case such conversion occurred on the Effective Date, and assuming the payment of dividends and interest in additional Shares and Debentures, and (ii) the number of shares of Common Stock which would be issuable upon exercise in full of the Warrants (the "Warrant Shares"). When issued in accordance with the terms hereof and the Convertible Debentures, the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid nonassessable, free and clear of all Liens; and when issued upon exercise of the Warrants in accordance with their respective terms, the Warrant Shares will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens.

           (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws (each as amended through the date hereof) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) or
(iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any Transaction Document, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

           (f) CONSENTS AND APPROVALS. Except as obtained prior to the execution hereof, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of an Underlying Securities Registration Statement and the making of the applicable blue-sky filings under state securities laws, each as contemplated by the Registration Rights Agreement, which shall be filed in the time periods set forth in the Registration Rights Agreement, (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, which shall occur prior to the Closing, and (iii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents.

           (g) LITIGATION; PROCEEDINGS. Except as specifically set forth in
Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets or properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which
(i) relates to or challenges the legality, validity or enforceability of the Transaction Documents, Underlying Shares or Warrant Shares (ii) could, individually or in the aggregate, if adversely determined, have a Material Adverse Effect or (iii) could, individually or in the aggregate, adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents.

           (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary
(i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, in any such case, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents.

           (i) CERTAIN FEES Except for $200,000, the Cappello Debenture and the Cappello Preferred Shares paid by the Company to Cappello, no fees or commission will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby.

           (j) PRIVATE OFFERING. Assuming (without any independent investigation or verification by or on behalf of the Company) the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2, the offer and sale of the Debentures, Shares, the Warrants, the Underlying Shares and the Warrant Shares are exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Convertible Debentures or Shares under the Securities Act) which might subject the offering, issuance or sale of the Debentures, Shares, the Warrants, the Underlying Shares or the Warrant Shares to the registration requirements of Section 5 of the Securities Act.

           (k) SEC DOCUMENTS. The Company has filed all forms, reports and documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing reports being collectively referred to herein as the "SEC Documents") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Documents, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except that unaudited financial statements contained therein do not contain notes and may be subject to normal audit adjustments and normal annual adjustments and fairly present the financial condition of the Company and its consolidated Subsidiaries as of and for the dates thereof and, except as indicated therein, reflects all claims against and all material debts and liabilities of the Company and its consolidated Subsidiaries, fixed or contingent, as at and for the dates thereof; and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of the Company and its consolidated Subsidiaries and the changes in financial position for the period indicated. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q, there has been no event, occurrence or development that has had a Material Adverse Effect which is not specifically disclosed in any of the Disclosure Materials.

           (l) FORM S-3 ELIGIBILITY. The Company meets the registrant requirements and meets the registrant requirements set forth in connection with offerings by persons other than the issuer set forth in the General Instructions of Form S-3 promulgated under the Securities Act.

           (m) INVESTMENT COMPANY. The Company is not, and following the Closing and issuance of the Debentures and the Shares will not be, nor is it an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (n) SOLICITATION MATERIALS. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Debentures, the Shares, the Warrants, the Underlying Shares or the Warrant Shares other than the Disclosure Materials or (ii) solicited any offer to buy or sell the Debentures, the Shares, the Warrants, the Underlying Shares or the Warrant Shares by means of any form of general solicitation or advertising.

           (o) MARGIN REQUIREMENTS. The Company does not intend to, and will not, use the proceeds of the offer and sale of the Debentures, Shares and Warrants hereunder, directly or indirectly, immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock (as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time) or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

       3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

           (a) ORGANIZATION; AUTHORITY. Such Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Debentures, Shares and Warrants to be purchased by such Purchaser hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other general principles of equity.

           (b) INVESTMENT INTENT. Such Purchaser is acquiring the Debentures, Shares and the Warrants to be purchased by it hereunder, and the Underlying Shares and the Warrant Shares relating to such Debentures, Shares and Warrants, for its own account for investment purposes only and not with a view to or for distributing or reselling such Debentures, Shares, Underlying Shares, Warrants or Warrant Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Debentures, Shares, Underlying Shares, Warrants or Warrant Shares pursuant to under an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements thereunder and in compliance with applicable state securities laws.

           (c) PURCHASER STATUS. At the time such Purchaser was offered the Debentures, Shares and Warrants to be acquired by it hereunder, it was and at the date hereof, it is, and at each date it exercises Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

           (d) INVESTMENT COMPANY. The Purchaser is not, and following the Closing and issuance of the Debentures and Shares will not be, nor is it an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (e) EXPERIENCE OF PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

           (f) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

           (g) PROHIBITED TRANSACTIONS. The securities to be acquired by such Purchaser hereunder are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

           (h) ACCESS TO INFORMATION. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the securities offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in such securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

           (i) RELIANCE. Such Purchaser understands and acknowledges that (i) the Debentures, the Shares and the Warrants being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

           The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.


SECTION 4. OTHER AGREEMENTS OF THE PARTIES

       4.1 TRANSFER RESTRICTIONS.

           (a) If any Purchaser should decide to dispose of any portion of the principal amount of the Debentures, any of the Shares or any portion of the Warrant to be purchased by it hereunder (and upon conversion or exercise thereof, any Underlying Shares or Warrant Shares, as applicable), such Purchaser understands and agrees that it may do so only (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company or (iii) pursuant to an available exemption from registration under the Securities Act. No Purchaser may dispose of any portion of such securities pursuant to clause 4.1(a)(iii) unless such Purchaser provides prior written notice thereof to the Company and complies with the provisions of the immediately following sentence. In connection with any transfer of any Debentures, Warrants, Underlying Shares or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require that the transferor provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer of such Debentures, Shares, Warrants, Underlying Shares or Warrant Shares, as the case may be, is being made in compliance with the Securities Act. Any transfer of the Underlying Shares shall be subject to the transfer and sales restrictions set forth in Sections 4.20 of this Agreement.

           (b) The Purchasers agree to the imprinting, so long as required by the terms of this Section 4.1(b), of the following legend on certificates representing the Debentures, the Shares, the Underlying Shares, the Warrants and the Warrant Shares to be modified as applicable:

       NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE [OR EXERCISABLE] HAVE BEEN REGISTERED

WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

       THIS [ ] IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN AN AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 25, 1997, AND EFFECTIVE AS OF APRIL 30, 1997 BETWEEN YES! ENTERTAINMENT CORPORATION ("THE COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

       The legend set forth above shall be removed upon the conversion of Debentures or Shares or exercise of Warrants represented by such certificate at any time after an Underlying Securities Registration Statement has been declared, and so long as such Underlying Securities Registration Statement remains effective under the Securities Act or, if not converted during such time, at such other time as in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The certificates representing the Debentures, Shares, Warrants, Underlying Shares and Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed as set forth above in the immediately preceding sentence, or, with respect to legends required pursuant to state securities laws, when such legends are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate or certificates, free from such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of Underlying Shares or Warrant Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all applicable prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Debentures, Shares, Underlying Shares, Warrants or Warrant Shares.

       4.2 STOP TRANSFER INSTRUCTION. For so long as an Underlying Securities Registration Statement is effective, the Company may not issue any stop transfer instruction or make any notation on its records with respect thereto to any transfer agent (including the Transfer Agent) of the Company and shall issue shares of Common Stock upon a conversion of Debentures or Shares or exercise of Warrants in accordance with Section 4.1.

       4.3 FURNISHING OF INFORMATION.

           (a) As long as any Purchaser owns Debentures, Shares, Underlying Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish each Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to each Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

           (b) The Company shall deliver copies to the Purchasers of any documents or financial statements it delivers to BNY pursuant to Section 11(a), 11(b) or 11(c/d) of the Receivables Agreement concurrently with such delivery to BNY, provided that the Company shall not be obligated to deliver the accountant's consent required under Section 11 of the Receivables Agreement and shall not deliver to the Purchasers the other materials it is required to deliver to BNY under such Section 11.

       4.4 COPIES AND USE OF DISCLOSURE MATERIALS. The Company consents to the use of the SEC Documents, and any amendments and supplements thereto, by the Purchasers in connection with resales of the Underlying Shares or the Warrant Shares to the extent such resales are not pursuant to an effective registration statement.

       4.5 BLUE SKY LAWS. The Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as each Purchaser may request and shall continue such qualification at all times through the third anniversary of the Closing Date; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation where it is not now so qualified, or take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         4.6 INTEGRATION. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures, the Shares, the Warrants, the Underlying Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Debentures, the Shares, the Warrants, the Underlying Shares or the Warrant Shares to the Purchasers.

       4.7 CERTAIN AGREEMENTS.

           (a) From the date hereof through the third anniversary hereafter, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchasers, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchasers under the Transaction Documents; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire in excess of 10,000 shares of its Common Stock, other than shares which may be repurchased from employees of the Company in connection with the termination of their employment with the Company; or (iii) enter into any agreement with respect to any of the foregoing.

           (b) The Company may not force any conversion or call a redemption of any portion of the principal amount of the Debentures until such time as all of the Shares have been converted or redeemed in accordance with the terms hereof and the Certificate of Designation.

       4.8 PURCHASER OWNERSHIP OF COMMON STOCK. No Purchaser may use its ability to convert the Debentures or Shares issued to it hereunder or to use its ability to acquire shares of Common Stock upon exercise of the Warrant to be issued to it pursuant to the terms hereof to the extent that such conversion or exercise would result in that Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act) more than 4.9% of the outstanding shares of the Common Stock; provided, however, that the provisions of this Section 4.8 shall not apply to any forced conversion by the Company pursuant to Section 4(b) of the Debentures or pursuant to Section 5(b) of the Certificate of Designation and, provided, further, that if 10 days have elapsed since a Purchaser shall have declared an "Event of Default" (as such term is defined in the Debentures), the provisions of this Section 4.8 shall be null and void ab initio.

       4.9 LISTING OF UNDERLYING SHARES. The Company shall, within seven (7) Business Days of the Closing Date, file with the Nasdaq National Market an additional shares listing application covering such Underlying Shares and Warrant Shares that shall not have been previously covered by a Nasdaq additional shares listing and shall take all steps necessary to cause such application to be approved as soon as possible thereafter. The Company shall also take all steps necessary to cause such shares to be listed on any other national securities exchange or market on which the Common Stock is then listed as soon as possible after the Closing Date. The Company shall provide to each Purchaser evidence of such filings and listings, and shall maintain such listings as long as any Purchaser holds Debentures, Shares, Warrants, Underlying Shares or Warrant Shares. In the event the aggregate number of Underlying Shares and Warrant Shares exceeds the number covered by the additional shares listing application filed with the Nasdaq National Market, the Company shall promptly file one or more appropriate listing applications to continually list for trading a number of such additional shares, as the Company and the Purchasers shall reasonably agree.

       4.10 PURCHASER'S RIGHTS IF TRADING IN COMMON STOCK IS SUSPENDED OR DELISTED. In the event that at any time within the three-year period after the date hereof, trading in the shares of the Common Stock is suspended on or delisted from the Nasdaq National Market (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information and other than a suspension of trading if the Common Stock is quoted on the Nasdaq SmallCap Market within one Business Day after such suspension), at each Purchaser's option exercisable by five Business Days prior written notice to the Company, the Company shall repay, redeem, or repurchase as applicable, all of the Debentures owned by each Purchaser at the Prepayment Price as calculated on the date of such notice, all of the Shares owned by each Purchaser at the Redemption Price as calculated on the date of such notice, all of the Warrants at the Warrant Repurchase Price as calculated on the date of such notice, and all of the Underlying Shares at the Per Share Market Price as calculated on the date of such notice and interest on such amounts at the rate of 15% per annum accruing from the fifth (5th) Business Day after such notice until the repurchase price under this Section 4.10 is paid in full.

       4.11 NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if any repurchase or redemption otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of Delaware General Corporation Law, such repurchase shall not be effected unless and until it is permitted under such law; provided, however, that interest payable by the Company with respect to any such repurchase or redemption shall continue to accrue in accordance with
Section 4.10.

       4.12 REPURCHASE RESTRICTIONS. Notwithstanding any provision of this Agreement to the contrary, if any repurchase or redemption otherwise required under this Agreement or the Registration Rights Agreement would be prohibited in the absence of consent from any lender of the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the repurchase or redemption is required and such repurchase or redemption shall not be effected unless and until such consent is obtained. Interest payable by the Company with respect to any such repurchase or redemption shall continue to accrue until such consent is obtained and the repurchase price therefor paid. Nothing contained in this Section 4.12 shall be construed as a waiver by the Purchaser of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

       4.13 LEGAL OPINION. The Company shall cause the legal opinion of Cooley Godward LLP in the form of Exhibit D, to be delivered at the Closing.

       4.14 NOTICE OF BREACHES. Each of the Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Closing, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section
4.14 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

       Notwithstanding the generality of the foregoing, the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Debentures and Shares a copy of any written statement in support of or relating to such claim or notice.

       4.15 CONVERSION PROCEDURES. Exhibit F sets forth the procedures that are to followed in addition to the tendering of a Conversion Notice hereunder with respect to the conversion of the Debentures or Shares including the form of legal opinion, if necessary, that shall be rendered to the Transfer Agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to exercise its right of conversion smoothly and expeditiously.

       4.16 TRANSFER AGENT. Boston EquiServe shall act as transfer agent (the "Transfer Agent") of the Company. The Company may not remove or replace the Transfer Agent as its transfer agent without written consent of the Purchasers.

       4.17 RIGHT OF FIRST REFUSAL. Except for sales of stock to key employees and Company matching contributions pursuant to the Company's 401(k) plan, the Company may not enter into any transaction prior to one hundred eighty days from the Closing Date with a Person other than the Major Purchasers (as hereafter defined) to sell or otherwise dispose of securities in any transaction intended not to be subject to the registration requirements of the Securities Act (a "Private Placement"), unless the Company first provides a written notice (the "Private Placement Notice") to each Major Purchaser describing the terms and conditions of such Private Placement (to which the Company shall attach any written term sheet or other similar writing with respect thereto). Infinity and Fairway (each a "Major Purchaser") shall have the right, exercisable within five
(5) Business Days of its receipt of such notice, to provide the Company with a written notice of its intention to provide the financing described in the Private Placement Notice on terms no less favorable to the Company than as set forth in the Private Placement Notice. If a Major Purchaser indicates a desire to provide, in the aggregate, in excess of the financing requested in the Private Placement Notice, such Major Purchaser shall have the right to provide up to such portion of the Private Placement as corresponds to the portion, expressed as a percentage, that the principal amount of Debentures and stated values of Preferred Stock, then held by such Major Purchaser bears to the aggregate principal amount of Debentures in the aggregate, then outstanding. If any Major Purchaser shall fail to elect to provide its respective pro rata portion of the Private Placement financing, the other Major Purchaser shall be entitled to provide a pro rata portion (determined in the manner referenced above) of such shortfall. If a Major Purchaser fails to elect to exercise the right of first refusal set forth in this Section, then the Company may consummate the Private Placement on the terms and to the Persons (or Affiliates of such Persons) set forth in the Private Placement Notice; provided, however, that if the Company shall fail to consummate such Private Placement within forty-five (45) days after the date of the Private Placement Notice relating thereto, the Company may not consummate such Private Placement without again complying with the terms of first refusal set forth in this Section. The provisions of this Section shall not apply to (i) any issuance of Company securities pursuant to a bona fide employee stock option, stock purchase or non-employee director plan duly adopted by the Company or (ii) any Private Placement Notice if all, or substantially all, of the proceeds of such Private Placement shall be proposed to be used and shall actually be used to repay, redeem or retrieve the Securities.

       4.18 RESTRICTION ON DEBT. The Company covenants and agrees that from and after the date hereof and so long as any of the Debentures remain outstanding, or the Company shall have any obligation to the Purchasers hereunder or pursuant hereto, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of the Purchasers in each instance incur, create, assume, guarantee or suffer to exist, or become or remain liable directly or indirectly, for or on account of any indebtedness, obligations or liabilities that rank pari passu with or senior to the indebtedness, obligations and liabilities represented by the Debentures, except under the BNY Bank Obligations.

       4.19 RESTRICTION ON SHORT SALES. Each Purchaser covenants and agrees not to engage in any Short Sales of Common Stock so long as the Purchasers or any of their affiliates, as defined in the Exchange Act, hold any Shares or Debentures; provided, however, that each Major Purchaser may engage in sales of Common Stock issuable to a Major Purchaser upon conversion or upon exercise of a Warrant, made within 72 hours prior to the time notice of conversion is given, or such Warrant is exercised, as applicable.

       4.20 RESTRICTIONS ON CONVERSION AND SALE.

            (a) DEFINITIONS. "Applicable Conversion Price" shall mean the "volume-weighted average" price of shares of Common Stock as defined and reported by Bloomberg, L.P. for the twenty (20) consecutive Trading Day period immediately preceding the first day of the month in which the conversion occurs starting on the fourth month after the Agreement Effective Date.

            (b) RESTRICTIONS.

                (i) Each Purchaser agrees that they shall not sell nor offer to sell any of the Underlying Shares until October 31, 1997, except in accordance with the terms of the Securities.

                (ii) Subject to, and in addition to, the provisions of the Securities and Section 4.20(b) above, beginning on November 1, 1997, each Purchaser is subject to the following restrictions with respect to the conversion and sale of the Securities.

                     (a) In any calendar month, each Purchaser may convert when aggregated with all previous conversions by such Purchaser up to the "Applicable Cumulative Conversion Percentage" (as set forth below) of the aggregate Liquidation Preference of the Shares held by such Purchaser as of the date of such conversion during the relevant month and may convert, when aggregated with all previous conversions by such Purchaser, up to the Applicable Conversion Percentage of aggregate principal amount of (and unpaid interest on) the Debentures held by such Purchaser as of the date of such conversion during the relevant month. For the purposes of this Section 4.20, the Applicable Cumulative Conversion Percentage shall vary with the Applicable Conversion Price as set forth in the table below:

                                                                       Applicable Cumulative
         Applicable Conversion Price                                   Conversion Percentage
         ---------------------------                                   ---------------------
         Less than $4.00                                                          15%
         Equal to or greater than $4.00 but less than $5.00                       17.5%
         Equal to or greater than $5.00 but less than $6.00                       20%
         Equal to or greater than $6.00 but less than $7.00                       22.5%
         Equal to or greater than $7.00 but less than $10.00                      25%
         Equal to or greater than $10.00 but less than $12.00                     30%
         Equal to or greater than $12.00                                          100%

                     (b) In any calendar week, any Purchaser may not sell more shares of Common Stock, acquired upon conversion of Shares or Debentures, than the "Sales Restriction" which shall be the number equal to the product of (a) such Purchaser's Ownership Percentage as set forth in Schedule 4.20(b); (b) the Applicable Sales Percentage (as set forth below); and (c) the greater of the average weekly trading volume of Common Stock, as reported by Bloomberg, L.P., for the following periods: (i) the calendar week preceding the week in which such sale occurs; (ii) for the four calendar weeks preceding the week in which such sale occurs; or (iii) for the thirteen calendar weeks preceding the week in which sale occurs; provided, however, that beginning on the first day of the thirteenth month after the Agreement Effective Date, each Purchaser may sell up to the greater of (x) Sales Restriction or (y) the number of shares of Common Stock, acquired upon conversion of Shares or Convertible Debentures, equal to the product of (i) such Purchaser's Ownership Percentage and (ii) 100,000. For the purposes of this Section 4.20, the "Applicable Sales Percentage" shall vary with the Per Share Market Price and with the month after the Agreement Effective Date in which such sale occurs, as set forth in the table below:

                                                                         Applicable Sales Percentage
                                                                        -----------------------------
                                                                        Months Four            After
                                                                          Through              Month
         Per Share Market Price                                           Twelve               Twelve
         ----------------------                                         -----------            ------
         Less than $4.00                                                   10%                   20%
         Equal to or greater than $4.00 but less than $5.00                12.5%                 25%
         Equal to or greater than $5.00 but less than $6.00                15%                   30%
         Equal to or greater than $6.00 but less than $7.00                17.5%                 35%
         Equal to or greater than $7.00 but less than $10.00               20%                   40%
         Equal to or greater than $10.00 but less than $12.00              22.5%                 45%
         Equal to or greater than $12.00                                   100%                  100%

                     (c) On each Conversion Date, a Purchaser shall make a representation that such Purchaser has not violated Section 4.19 of this Agreement.

SECTION 5. MISCELLANEOUS

       5.1 FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement; provided, however, the Company shall pay the legal fees and expenses of the Major Purchasers incurred by them in connection with the negotiation, preparation, execution and delivery of this Agreement and the other documents delivered at the Closing. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures and Shares pursuant hereto. Each Purchaser shall be responsible for such Purchaser's own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

       5.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, the definitive Debentures, the Certificate of Designation, the Registration Rights Agreement and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

       5.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard
Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

         If to the Company:                 YES! Entertainment Corporation
                                            3875 Hopyard Road
                                            Pleasanton, CA 94588
                                            Attn: Donald Kingsborough
                                            Facsimile No.: (510) 734-0997

         With copies to:                    Cooley Godward LLP
                                            Five Palo Alto Square
                                            3000 El Camino Real
                                            Palo Alto, CA  94306-2155
                                            Attn: Patrick Pohlen
                                            Facsimile No.: (415) 857-0663

         If to Infinity:                    Infinity Investors Limited
                                     c/o Trident Trust Company (Cayman) Limited
                                     1 Capital Place
                                     P.O. Box 847
                                     Grand Cayman, Cayman Island, B.V.I.
                                     Attn:  G. McLaughlin
                                     Facsimile No.: (809) 949-0881

         If to Fairway:              Fairway Capital Limited
                                     38 Hertferd Street
                                     London, England G1Y7T6
                                     Attn:  J.A. Loughran
                                     Facsimile No.:  011-44-171-355-4975

         With copies to:             Robinson Silverman Pearce
                                     Aronsohn & Berman LLP
                                     1290 Avenue of the Americas
                                     New York, NY 10104
                                     Attn: Eric L. Cohen
                                     Facsimile No.: (212) 541-4630

                  and                Mr. Stuart Chasanoff
                                     c/o HW Finance
                                     160 Elm Street, Suite 4000
                                     Dallas, Texas 75201
                                     Facsimile No.: (214) 720-1662

         If to Cappello:             Cappello & Laffer Capital Corp.
                                     1299 Ocean Avenue
                                     Suite 306
                                     Santa Monica, CA 90401
                                     Attn: Gerard Cappello
                                     Facsimile No.:  (310) 393-4838


or such other address as may be designated in writing hereafter, in the same manner, by such person.

       5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

       5.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

       5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that each Purchaser may assign its rights hereunder and under the Registration Rights Agreement to an Affiliate thereof, provided, that such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 3.2 herein. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

       5.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the representations, warranties and other agreements contained herein of the Company are intended for the benefit of and may be relied upon and enforced by Brown Simpson, LLC to the extent such representations, warranties and agreements relate to the March Warrant delivered to Brown Simpson, LLC.

       5.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

       5.9 SURVIVAL. Each of the representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article V shall survive until a date that is three years after the last Closing date.

       5.10 COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

       5.11 PUBLICITY. Prior to, or concurrently with, the filing of a registration statement contemplated by this transaction the Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except for such releases or public statements that are required by law. Any press release or public statement made subsequent to the filing of the registration statement contemplated by this transaction shall not contain any statement regarding the trading on investment of the Major Purchasers in connection with this Agreement, the March Agreement or the predecessor thereto, without first obtaining the consent of such Major Purchasers, which consent shall not be unreasonably withheld.

       5.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

       5.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchasers hereunder with respect to the subsequent transfer of Debentures, Shares and the Underlying Shares. Each of the Company and the Purchasers agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.


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                            [SIGNATURE PAGE FOLLOWS]








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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.


                                       YES! ENTERTAINMENT CORPORATION

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       INFINITY INVESTORS LIMITED

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       FAIRWAY CAPITAL LIMITED

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       CAPPELLO & LAFFER CAPITAL CORP.

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________






                                       25